EXHIBIT 99.1

The Amendment.

AMENDMENT NO. 1

Dated as of August 27, 2007

to

POOLING AND SERVICING AGREEMENT

Dated as of January 1, 2007

among

INDYMAC MBS, INC.,
Depositor,

INDYMAC BANK, F.S.B.,
Seller and Servicer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee and Supplemental Interest Trustee

INDYMAC INDX MORTGAGE LOAN TRUST 2007-FLX1

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-FLX1

THIS AMENDMENT NO. 1, dated as of August 27, 2007 (the “Amendment”), to the POOLING AND SERVICING AGREEMENT, dated as of January 1, 2007 (the “Pooling and Servicing Agreement”), is among INDYMAC MBS, INC., as Depositor ( the “Depositor”), INDYMAC BANK, F.S.B., as Servicer (the “Servicer”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the “Trustee”) and Supplemental Interest Trustee (the “Supplemental Interest Trustee”).

WITNESSETH

WHEREAS, the Depositor, the Servicer and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the first paragraph under (iii) of Section 10.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of conforming the Pooling and Servicing Agreement to the Prospectus Supplement;

WHEREAS, Section 10.01 of the Pooling and Servicing Agreement provides that the Trustee shall not consent to any amendment to the Pooling and Servicing Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC created under the Pooling and Servicing Agreement or the Certificateholders or cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificates are outstanding;

WHEREAS, an Opinion of Counsel concerning the effect of this Amendment on any REMIC created by the Pooling and Servicing Agreement has been delivered to the Trustee;

WHEREAS, Section 10.01 of the Pooling and Servicing Agreement provides that the Trustee shall not be required to enter into an amendment to the Pooling and Servicing Agreement without first receiving an Opinion of Counsel that the amendment is permitted and not prohibited by the Pooling and Servicing Agreement and that all requirements for amending the Pooling and Servicing Agreement have been complied with, and covering certain other matters as specified therein;

WHEREAS, an Opinion of Counsel addressing the matters described in the foregoing recital has been delivered to the Trustee;

WHEREAS, Section 10.01 provides that the Trustee shall not consent to any amendment to this Agreement unless the Trustee shall have received an Officer’s Certificate to the effect that such amendment would not “significantly change” (within the meaning of SFAS 140) the permitted activities of the Trust Fund so as to cause to Trust Fund to fail to qualify as a Qualifying Special Purpose Entity; and

WHEREAS, an Officer’s Certificate addressing the matters described in the foregoing recital has been delivered to the Trustee;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.      Amendment to the table referring to the REMIC 2 Interests under caption “REMIC 2” of the Preliminary Statement

(a)      The table referring to the REMIC 2 Interests under caption “REMIC 2” of the Preliminary Statement is hereby amended by deleting and replacing in its entirety footnote (1) of such table which will read as follows:

“(1) On each Distribution Date, Principal Amounts and Realized Losses will be allocated to the REMIC 2 Interests in such a manner that, following such allocations:  (i) the principal balances of the REMIC 2 Interests (other than the Class 2-Accrual, Class 2-Swap IO and Class R-2 Interests) will equal 50% of the Certificate Balance of their Corresponding Certificates for such Distribution Date, (ii) the Class 2-Accrual Interest will have a principal balance equal to 50% of the aggregate principal balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.  For purposes of clauses (i) and (ii) in the immediately preceding sentence, the principal balances of the Corresponding Certificates will be adjusted as if any excess of LIBOR plus the related Pass-Through Margin subject to a cap equal to the REMIC Cap over the Net Rate Cap for such Class of Certificates and any Distribution Date, attributable to the allocation of Net Deferred Interest to such Class, were treated as deferred interest that is added to the principal balances of such Certificates.”

    SECTION 3.      Amendment to section “The Master REMIC” of the Preliminary Statement

(a)      The table of section “The Master REMIC” of the Preliminary Statement is hereby amended by deleting and replacing in its entirety footnote (1) to such table which will read as follows:

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“(1) The Pass-Through Rate for this Class of Certificates for any Interest Accrual Period for any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR for that Distribution Date plus the Pass-Through Margin for that Class and that Interest Accrual Period and (ii) the Net Rate Cap for that Distribution Date.  Solely for federal income tax purposes: (i) the principal balances of each Class of Certificates will be adjusted as if any excess of LIBOR plus the related Pass-Through Margin subject to a cap equal to the REMIC Cap over the Net Rate Cap for such Class of Certificates and any Distribution Date, attributable to the allocation of Net Deferred Interest to such Class, were treated as deferred interest that is added to the principal balances of such Certificates, and (ii) all monies received by the Senior and Subordinated Certificates in excess of the REMIC Cap will be treated as a paid pursuant to a limited recourse interest rate cap contract as provided in Section 8.11.”

SECTION 4.      Amendment to Section 1.01.

(a)   Section 1.01 of the Pooling and Servicing Agreement is hereby amended by adding the following definition:

“Credit Support Collateral Account:  The separate Eligible Account or Accounts created and maintained by the Supplemental Interest Trustee pursuant to Section 3.06(h) with a depository institution in the name of the Supplemental Interest Trustee for the benefit of the Supplemental Interest Trust on behalf of the Holders of the Offered Certificates and designated “IndyMac Bank, F.S.B., in trust for the registered Holders of IndyMac INDX Mortgage Loan Trust 2007-FLX1, Mortgage Pass-Through Certificates, Series 2007-FLX1.””

(b)  The definition of “Certificate Balance” in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety and will read as follows:

“Certificate Balance:  With respect to any Certificate (other than the Class C Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled under this Agreement, such amount being equal to the Denomination thereof (A) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Applied Realized Loss Amounts allocated to that Certificate and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated to that Certificate pursuant to Section 4.02 and (B) in the case of any Class of Accrual Certificates, plus the Accrual Amount added to the Class Certificate Balance of such Class prior to such date.”

(c)  The definition of “Excess Cashflow” in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety and will read as follows:

“Excess Cashflow:  With respect to any Distribution Date (i) the Interest Funds remaining after the distribution of interest to the Holders of the Certificates for that Distribution Date, (ii) the Overcollateralization Release Amount and (iii) any Principal Remittance Amount for that Distribution Date remaining after distributions of principal to the Offered Certificates.”

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SECTION 5.  Amendment to Section 3.06.

(a)  Section 3.06 of the Pooling and Servicing Agreement is hereby amended by amending and restating in its entirety paragraph (h) of Section 3.06 and by adding a new paragraph (i).  Paragraphs (h) and (i) of Section 3.06 will read as follows:

“(h)    (i) Upon the execution of an ISDA Credit Support Annex, the Supplemental Interest Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the LIBOR Certificates, the Credit Support Collateral Account.  The Credit Support Collateral Account shall be an Eligible Account, and funds on deposit in the account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Supplemental Interest Trustee pursuant to this Agreement.

(ii) The Supplemental Interest Trustee shall deposit in the Credit Support Collateral Account any collateral (whether in the form of cash, securities or any other eligible investments) pledged by the Swap Counterparty under the ISDA Credit Support Annex.  If the Supplemental Interest Trustee shall also deposit into the Credit Support Collateral Account any amount not required to be deposited in that account, it may at any time withdraw such amount from the Credit Support Collateral Account, any provision in this Agreement to the contrary notwithstanding.

(iii) Funds on deposit in the Credit Support Collateral Account shall be applied in accordance with the terms of the ISDA Credit Support Annex.

(i)           The Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change of this Agreement.  The Trustee shall give notice to the Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account not later than 30 days and not more than 45 days prior to any change of this Agreement.”

SECTION 6.  Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 7.  Notices.

The parties hereto acknowledge that pursuant to Section 10.05(a) of the Pooling and Servicing Agreement, the Trustee shall use its best efforts to promptly provide notice to each Rating Agency of this Amendment.

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SECTION 8.   Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the related Certificateholders.

SECTION 9.  Governing Law.

This Amendment shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and the Certificateholders shall be determined in accordance with such laws.

SECTION 10.    Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment or of the Certificates or the rights of the Holders thereof.

SECTION 11.   Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 12.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

INDYMAC MBS, INC., as Depositor

By:	/s/ Jill Jacobson
Name: Jill Jacobson
Title: Vice President

INDYMAC BANK, F.S.B. as Servicer

By:	/s/ Jill Jacobson
Name: Jill Jacobson
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee and Supplemental Interest Trustee

By:	/s/ Jennifer Hermansader
Name: Jennifer Hermansader
Title: Associate